Exhibit 10.4

Certain information in this document identified by brackets has been excluded from this Exhibit because it is both not material and is the type that the registrant treats as private and confidential.

SECOND AMENDMENT TO MASTER REPURCHASE AGREEMENT AND OTHER TRANSACTION DOCUMENTS

This SECOND AMENDMENT TO MASTER REPURCHASE AGREEMENT AND OTHER TRANSACTION DOCUMENTS (this “Amendment”), dated as of April 14, 2021 (the “Effective Date”), is entered into by and between CLNC CREDIT 6, LLC, a Delaware limited liability company (“Seller”), and GOLDMAN SACHS BANK USA, a New York State member bank (including any successor thereto, “Purchaser”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Original Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Purchaser entered into (i) that certain Master Repurchase Agreement, dated as of June 19, 2018, as amended by that certain First Amendment to Master Repurchase Agreement, dated as of June 16, 2020 (as so amended, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Original Repurchase Agreement”) and (ii) that certain Fee Letter, dated as of June 19, 2018, as amended by that certain First Amendment to Fee Letter, dated as of June 16, 2020 (as so amended, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Original Fee Letter”);

WHEREAS, Credit RE Operating Company, LLC, a Delaware limited liability company (“Guarantor”) delivered for the benefit of Purchaser that certain Guaranty, dated as of June 19, 2018, as amended by that certain Amendment to Guaranty, dated as of May 7, 2020, and that certain Second Amendment to Guaranty, dated as of the date hereof, by and between Guarantor and Purchaser (as the same may be further amended, replaced, restated, supplemented or otherwise modified from time to time, the “Guaranty”);

WHEREAS, Seller and Purchaser each desire to make certain modifications to the Original Repurchase Agreement (as amended by this Amendment, as the same may be further amended, replaced, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”) and the Original Fee Letter (as amended by this Amendment, as the same may be further amended, replaced, restated, supplemented or otherwise modified from time to time, the “Fee Letter”);

WHEREAS, it is a condition to the effectiveness of this Amendment that Guarantor execute the Reaffirmation of Guarantor (attached hereto as Exhibit A) (the “Reaffirmation of Guarantor”); and

WHEREAS, Guarantor will receive direct and substantial benefit from this Amendment.

NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

AMENDMENT TO REPURCHASE AGREEMENT

As of the Effective Date,

(a) Article 3(f)(i) of the Original Repurchase Agreement shall be amended and restated in its entirety as follows:

(f) Termination Date Extension. (i) Provided that all of the extension conditions listed in clause (ii) below (collectively, the “Termination Date Extension Conditions”) shall have been satisfied with respect to each Extension Period, Seller shall have the option to extend the Stated Termination Date for two (2) consecutive additional one (1) year periods (each, an “Extension Period”). The first Extension Period shall commence on the Stated Termination Date and expire on the one (1) year anniversary of the Stated Termination Date (the “First Extension Period”) and the second Extension Period shall commence upon the expiration of the First Extension Period and expire on the two (2) year anniversary of the Stated Termination Date (the “Second Extension Period”). Seller shall provide notice to Purchaser at least five (5) Business Days prior to the date on which Seller pays the Extension Fee pursuant to Article 3(f)(ii)(C).

(b) The definition of “Amortization Extension Period” in Article 2 of the Original Repurchase Agreement shall be amended and restated in its entirety as follows:

“Amortization Extension Period” shall mean an extension period commencing on the earliest to occur of (a) the first day after the Stated Termination Date, as such date may be extended pursuant to Article 3(f), and (b) the date of any Material Adverse Change Event, as applicable in accordance with Article 3(g), and ending on the earliest to occur of (i) twenty-four (24) months after the Stated Termination Date, as such date may be extended pursuant to Article 3(f), or the date of the Material Adverse Change Event, as applicable, (ii) the date which is the Repurchase Date of the last remaining Purchased Asset subject to a Transaction and (iii) the date on which the payment in full of the unpaid principal balance of the last remaining Purchased Asset then subject to a Transaction occurs.

ARTICLE 2

AMENDMENT TO FEE LETTER

As of the Effective Date:

(a) The definition of “Extension Fee” in Section 1 of the Original Fee Letter shall be amended and restated in its entirety as follows: [**].

(b) The definition of “Funding Fee” in Section 1 of the Original Fee Letter shall be amended and restated in its entirety as follows: [**].

(c) Article 1 of the Fee Letter shall be amended by adding the following defined term in the appropriate alphabetical order therein: [**].

ARTICLE 3

AMENDMENT TO OTHER TRANSACTION DOCUMENTS

As of the Effective Date, each Transaction Document shall be amended such that (i) each reference to the Repurchase Agreement shall mean the Original Repurchase Agreement as modified pursuant to the terms of this Amendment and (ii) each reference to the Fee Letter shall mean the Original Fee Letter as modified pursuant to the terms of this Amendment.

ARTICLE 4

INTERNALIZATION OF MANAGEMENT

Purchaser acknowledges that Colony intends to effectuate an internalization of management pursuant to which CLNC Manager, LLC shall cease to provide external management services to Colony and its Subsidiaries, and Purchaser hereby approves of such internalization of management.

ARTICLE 5

CONDITIONS PRECEDENT

This Amendment and its provisions shall become effective on the Effective Date and upon the satisfaction of each of the following conditions precedent:

(a) the execution and delivery of this Amendment by a duly authorized officer of each of Seller and Purchaser; and

(b) the execution and delivery of the Reaffirmation of Guarantor by a duly authorized officer of Guarantor.

ARTICLE 6

REPRESENTATIONS

Seller represents and warrants to Purchaser, as of the date of this Amendment, as follows:

(a) all representations and warranties made by it in Article 10 of the Original Repurchase Agreement are true and correct in all material respects (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(b) it is duly authorized to execute and deliver this Amendment and has taken all necessary action to authorize such execution, delivery and performance;

(c) the person signing this Amendment on its behalf is duly authorized to do so on its behalf;

(d) the execution, delivery and performance of this Amendment will not violate any Requirement of Law applicable to it or its organizational documents or any material agreement by which it is bound or by which any of its assets are subject;

(e) the execution, delivery and performance of this Amendment will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any such agreement described in the foregoing Article 6(d), or result in the creation or imposition of any lien of any nature whatsoever upon any of the property or assets of Seller, other than pursuant to this Amendment;

(f) except for those obtained or filed on or prior to the date hereof, Seller is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental authority or other agency in connection with or as a condition to the execution, delivery or performance of this Amendment;

(g) this Amendment is a legal and binding obligation of Seller and is enforceable against Seller in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights and subject, as to enforceability, to general principals of equity, regardless whether enforcement is sought in a proceeding in equity or at law; and

(h) this Amendment has been duly executed and delivered by it.

ARTICLE 7

REAFFIRMATION AND ACKNOWLEDGMENT

Seller on behalf of itself and no other Person hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of Purchaser, under each Transaction Document to which it is a party, (ii) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Transaction Documents, and (iii) agrees that neither such ratification and reaffirmation, nor Purchaser’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from Seller and/or Guarantor with respect to any subsequent modifications to the Repurchase Agreement, the Fee Letter, the Guaranty or the other Transaction Documents. The Repurchase Agreement and the Fee Letter (each as amended hereby) and the other Transaction Documents shall remain in full force and effect and is hereby ratified and confirmed.

ARTICLE 8

GOVERNING LAW

THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

ARTICLE 9

MISCELLANEOUS

(a) Except as expressly amended or modified hereby, the Repurchase Agreement, the Fee Letter, the Guaranty and the other Transaction Documents shall each be and shall remain in full force and effect in accordance with their terms.

(b) This Amendment may not be amended or otherwise modified, waived or supplemented except as provided in the Repurchase Agreement.

(c) This Amendment, the Repurchase Agreement, the Fee Letter, the Guaranty and the other Transaction Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written are superseded by the terms of this Amendment, the Repurchase Agreement, the Fee Letter, the Guaranty and the other Transaction Documents. This Amendment contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(d) Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(e) This Amendment and all covenants, agreements, representations and warranties made herein shall continue in full force and effect so long as all or any of the Repurchase Obligations are outstanding and unpaid unless a longer period is expressly set forth herein or in the Transaction Documents. Whenever in this Amendment any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party pursuant to Article 20 of the Repurchase Agreement. All covenants, promises and agreements in this Amendment, by or on behalf of Seller and Guarantor, shall inure to the benefit of the successors and assigns of Purchaser, subject to the terms of Article 20 of the Repurchase Agreement.

(f) This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Signatures delivered by email (in PDF format) shall be considered binding with the same force and effect as original signatures.

(g) The headings in this Amendment are for convenience of reference only and shall not affect the interpretation or construction of this Amendment.

(h) This Amendment is a Transaction Document executed pursuant to the Repurchase Agreement and shall be construed, administered and applied in accordance with the terms and provisions of the Repurchase Agreement.

(i) Nothing contained herein shall affect or be construed to affect any lien, charge or encumbrance created by any Transaction Document or the priority of any such lien, charge or encumbrance over any other liens, charges or encumbrances.

(j) Except as specifically set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not (i) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of Purchaser under the Repurchase Agreement, the Fee Letter, the Guaranty or any other Transaction Document, (ii) constitute a waiver of any provision of the Repurchase Agreement, the Fee Letter, the Guaranty or in any of the other Transaction Documents or of any Default or Event of Default that may have occurred and be continuing or (iii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Repurchase Agreement, the Fee Letter, the Guaranty or in any of the other Transaction Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized signatories thereunto duty authorized, as of the date first above written.

SELLER:

CLNC CREDIT 6, LLC, a Delaware limited liability company

By:	/s/ David A. Palamé
Name: David A. Palamé
Title: Vice President

PURCHASER:

GOLDMAN SACHS BANK USA, a New York State member bank

By:	/s/ Jeffrey Dawkins
Name: Jeffrey Dawkins
Title: Authorized Person

Exhibit A

Reaffirmation of Guarantor

REAFFIRMATION OF GUARANTOR

This REAFFIRMATION OF GUARANTOR (this “Reaffirmation”) is made as of April 14, 2021, by Credit RE Operating Company, LLC, a Delaware limited liability company (“Guarantor”), in connection with that certain Second Amendment to Master Repurchase Agreement and Other Transaction Documents, dated as of the date hereof (the “Second Amendment to Repurchase Agreement”), by and between CLNC Credit 6, LLC, a Delaware limited liability company (“Seller”), and Goldman Sachs Bank USA, a New York State member bank (including any successor thereto, “Purchaser”), to which this Reaffirmation is attached. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Guaranty (as defined below).

(a) Guarantor hereby (i) ratifies and reaffirms all of its obligations, contingent or otherwise under that certain Guaranty, dated as of June 19, 2018, as amended by that certain Amendment to Guaranty, dated as of May 7, 2020, and that certain Second Amendment to Guaranty, dated as of the date hereof, by and between Guarantor and Purchaser (the “Guaranty”), made for the benefit of Purchaser, (ii) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of the Guaranty and (iii) agrees that neither such ratification and reaffirmation, nor Purchaser’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from Guarantor with respect to any subsequent modifications to the Repurchase Agreement, the Fee Letter, the Guaranty or any other Transaction Document. The Guaranty remains in full force and effect and is hereby ratified and confirmed.

(b) Guarantor hereby acknowledges, agrees and approves the Second Amendment to Repurchase Agreement.

(c) Guarantor represents and warrants to Purchaser, as of the date of this Reaffirmation, as follows:

(i) all representations and warranties made by it in Article IV of the Guaranty are true and correct in all material respects (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(ii) it is duly authorized to execute and deliver this Reaffirmation and has taken all necessary action to authorize such execution, delivery and performance;

(iii) the person signing this Reaffirmation on its behalf is duly authorized to do so on its behalf;

(iv) the execution, delivery and performance by Guarantor of this Reaffirmation and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which Guarantor is a party or which Guarantor is bound by, and in each case that would have a material adverse effect on (x) Guarantor’s ability to perform its obligations in all material respects under the Guaranty, (y) the validity or enforceability of any of the Guaranty, or (z) the rights and remedies of Purchaser under the Guaranty;

(v) this Reaffirmation is a legal and binding obligation of Guarantor and is enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights and subject, as to enforceability, to general principals of equity, regardless whether enforcement is sought in a proceeding in equity or at law; and

(vi) this Reaffirmation has been duly executed and delivered by it.

(d) THIS REAFFIRMATION SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(e) This Reaffirmation may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

[SIGNATURES FOLLOW]

GUARANTOR:

CREDIT RE OPERATING COMPANY, LLC, a Delaware limited liability company

By:	/s/ David A. Palamé
Name: David A. Palamé
Title: Vice President